Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2024 with respect to the audited consolidated financial statements of AudioEye, Inc. for the years ended December 31, 2023 and 2022, included in AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 7, 2024